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Allied Capital Mortgage Corporation
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
March 31, 1996


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
                                            For the Three Months Ended             For the Six Months Ended
                                                     June 30,                              June 30,
                                            --------------------------            --------------------------
                                                  1996        1995                      1996        1995
                                            --------------------------            --------------------------
Primary Earnings Per Common Share:

      Net Income                                   $0           N/A                      $0           N/A
                                            ==========================            ==========================




      Weighted average of common
           shares outstanding                      70            0                       70            0


      Weighted average of common
           shares issuable on exercise
           of outstanding stock options             0            0                        0            0
                                            --------------------------            --------------------------


      Weighted average of common
           shares outstanding, as
           adjusted                                70            0                       70            0
                                            ==========================            ==========================



      Net Income per share                      $0.00           N/A                   $0.00           N/A
                                            ==========================            ==========================





Fully Diluted Earnings Per Common Share:


      Net Income                                   $0           N/A                      $0           N/A
                                            ==========================            ==========================


      Weighted average common
           shares and common share
           equivalents as computed for
           primary earnings per share              70            0                       70            0



      Weighted average of additional
           shares issuable on exercise
           of outstanding stock options             0            0                        0            0
                                            --------------------------            --------------------------

      Weighted average of common
           shares outstanding, as
           adjusted                                70            0                       70            0
                                            ==========================            ==========================



      Net Income per share assuming full
           dilution                             $0.00           N/A                   $0.00           N/A
                                            ==========================            ==========================
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